EXHIBIT 99.3

Lighting Gaming, Inc.

Omnibus Amendment to Warrants for Stock

This OMNIBUS AMENDMENT TO WARRANTS FOR STOCK, dated as of June 23, 2011 (this “Amendment”), is made and entered into by and among Lighting Gaming, Inc., a Nevada corporation, Lightning Poker, Inc., a Pennsylvania corporation (and the successor to PokerMatic, Inc., a Pennsylvania corporation), and The Co-Investment Fund, II, L.P., a Pennsylvania limited partnership, and is attached to and made a part of each of the Warrants (as defined below).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrants.

Background

A.           The Company (or its predecessors) previously issued those certain Warrants for Stock set forth in Exhibit A hereto (each a “Warrant” and collectively, the “Warrants”) to the Holder on the terms set forth in the Warrants.

B.           The Company and the Holder desire to amend the terms of the Warrants as set forth in this Amendment.

Terms and Conditions

For and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

1.           Modification of Exercise Price.  The Exercise Price of each of the Warrants is hereby amended to $1.00 per share.  The term “Exercise Price” as used in each of the Warrants is hereby amended to effect the amendment provided in the foregoing sentence of this Article 1.

2.           Extension of the Exercise Period.  The end date of the Exercise Period of each of the Warrants is hereby amended to April 12, 2016.  The term “Exercise Period” as used in each of the Warrants is hereby amended to effect the amendment described in the foregoing sentence of this Article 2.

3.           Miscellaneous.

(a)           This Amendment amends each of the Warrants as specifically provided herein.  All other provisions of the Warrants shall remain in full force and effect except as expressly modified hereby.  A copy of this Amendment shall be affixed to each of the Warrants, whereupon each of the Warrants, together with this Amendment, will become and constitute a single agreement.

(b)           Each party to this Amendment acknowledges that such party has been represented by counsel (or has had an opportunity to be represented by counsel) in negotiations for, and the preparation of, this Amendment, that such party have reviewed this Amendment, that such party understands and is fully aware of its contents and of its legal effect, and such party is voluntarily entering into this Amendment upon the legal advice of its counsel.  Each party waives all common law or statutory presumptions to the effect that uncertainties in a contract are interpreted against the party causing an uncertainty to exist.

(c)           This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law or conflict of law principles of any other jurisdiction.

(d)           This Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same instrument.  Facsimile or other electronically transmitted copies of the signature page hereof (including signature pages sent in PDF format) shall be deemed originals and shall be binding for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Omnibus Amendment to Warrants for Stock to be executed and delivered as of the date first set forth above.

LIGHTNING GAMING, INC.	LIGHTNING POKER, INC.
a Nevada corporation	a Pennsylvania corporation

By: /s/ Robert D. Ciunci	By: /s/ Robert D. Ciunci
Name: Robert D. Ciunci	Name: Robert D. Ciunci
Title: Chief Financial Officer	Title: Chief Financial Officer

THE CO-INVESTMENT FUND, II, L.P.
a Pennsylvania limited partnership

By: Co-Invest Management II, L.P.
Title: General Partner

By: Co-Invest II Capital Partners, Inc.
Title: General Partner

By: /s/ Brian K. Adamsky
Name: Brian K. Adamsky
Title: CFO and Treasurer

[Signature Page to CI2 Share Amount Warrant Amendment]

EXHIBIT A

Warrants

1.	Warrant for Stock, dated July 25, 2006, issued by the Company (or its predecessors) to CI2 for the right to purchase 909,091 shares of common stock.

2.	Warrant for Stock, dated November 8, 2006, issued by the Company (or its predecessors) to CI2 for the right to purchase 909,091 shares of common stock.

3.
Warrant for Stock, dated December 11, 2009, issued by the Company (or its predecessors) to CI2 for the right to purchase 250,000 shares of common stock (issued pursuant to the Note and Warrant Purchase Agreement, dated as of December 11, 2009, by and among SIG Strategic Investments, LLLP, CI2, Stewart J. Greenebaum LLC and LGI).

4.
Warrant for Stock, dated March 19, 2010, issued by the Company (or its predecessors) to CI2 for the right to purchase 250,000 shares of common stock (issued pursuant to the Note and Warrant Purchase Agreement, dated as of March 19, 2010, by and among SIG Strategic Investments, LLLP, CI2, Stewart J. Greenebaum LLC and LGI).